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                                                                   EXHIBIT 10.47



                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTIONS 200.80(b)(4)
                                                                     AND 230.406


                                  AMENDMENT TO
                         NON-EXCLUSIVE LICENSE AGREEMENT


        This Amendment, effective as of October 18, 2002, is to amend the Non-exclusive License Agreement ("License Agreement") by and between EPIMMUNE INC., a Delaware corporation having offices at 5820 Nancy Ridge Drive, San Diego, California 92121 ("Epimmune") and VALENTIS, INC., a Delaware corporation, having an office at 863A Mitten Road, Burlingame, California 94010, ("Valentis"), dated November 27, 2000.


        1. All terms of the License Agreement remain in full force and effect except to the extent expressly modified herein. All terms defined in the License Agreement, when used herein, shall have the definitions ascribed to them in the License Agreement, unless modified herein.

        2. Section 3.2 ("Royalties") shall be deleted and replaced with the following:

                "3.2 ROYALTIES.

                (a) With regard to any Product the manufacture, use, importation, offer for sale or sale of which is covered by a Valid Claim, Epimmune shall pay to Valentis a royalty of (i) [...***...] on that portion of annual Net Sales of such Product that is [...***...], (ii) [...***...] on that portion of annual Net Sales of such Product that is [...***...] but less than or equal to [...***...]; (iii) [...***...] on that portion of annual
                        Net Sales of such Product that is greater than [...***...], and (iv) [...***...] on that portion of annual Net Sales of such Product that is [...***...]; provided, however, that, if Epimmune or its Affiliate [...***...], then, with respect to such Product, Epimmune shall pay to Valentis a royalty equal to [...***...] (A) [...***...] of royalty payments received by Epimmune and its Affiliates [...***...] or (B) the royalty on Net Sales of such Product specified in
                        Section 3.2(a)(i) through (iv) above.

                (b) With regard to any Product, the manufacture, use, importation, offer for sale or sale of which is not covered by a Valid Claim, Epimmune shall pay to Valentis a royalty equal to [...***...] of the royalty otherwise payable in accordance with Section 3.2(a) above."




                                               *CONFIDENTIAL TREATMENT REQUESTED
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        3. Section 3.3 ("Milestones") shall be deleted and replaced with the following:

                "3.3 MILESTONES. Within thirty (30) days of [...***...] with respect to each Product, Epimmune shall pay to Valentis a milestone payment in the amount of [...***...]."


        In witness whereof, the parties have caused this Amendment to be executed by their duly authorized representatives.


EPIMMUNE INC.                                 VALENTIS, INC.


By: /s/ Michael R. McClurg                    By: /s/ Benjamin McGraw
    ---------------------------------------       ------------------------------
Name: Michael R. McClurg                      Name: Benjamin McGraw
Title: Vice President, Business Development   Title: Chairman, President and CEO
Date: October 18, 2002                        Date: October 22, 2002